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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-1 (Nos. 333-17729 and 333-28325) and in the Registration Statement on Form S-8 (Nos. 333-27131 and 333-52467) of CIENA Corporation of our report dated November 26, 1997, except for Note 1-Principles of Consolidation, as to which the date is February 19, 1998 appearing in Item 5 of this Current Report on Form 8-K.





Price Waterhouse LLP
Falls Church, Virginia
June 17, 1998